UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 21, 2016

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

22 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On November 22, 2016, OWC Pharmaceutical Research Corp. (the "Registrant") filed a Form 8-K reporting that it had entered into a Reg S Unit Subscription Agreement with Michepro Holding Ltd ("Michepro"), organized under the laws of Cyprus (the "Investor"), pursuant to which the Investor subscribed for and purchased the Registrant's securities for cash consideration of $300,000.

In connection with the Reg S Subscription Agreement with Michepro, the Registrant also entered into a Corporate Management Services Agreement, a copy of which is attached as Exhibit 10.19 hereto ("OWC Europe Agreement"), with Sorelenco Limited, organized under the laws of Cyprus ("Consultant"), and an affiliate of Michepro, pursuant to which the Consultant agreed to provide management services to a new entity being organized by the Registrant, OWC Europe Marketing Corporation ("OWC Europe"). The Consultant shall provide OWC Europe with services involving the day to day operations of OWC Europe including, but not limited to management, business development, sales and marketing of the products of the Registrant's wholly-owned Israeli subsidiary, One World Cannabis Ltd and the hiring and training of staff, among other services.

In consideration for services, the Registrant agreed to issue to the Consultant: (i) 1,442,308 restricted shares of the common stock, par value $0.0001 (the "Shares"); (ii) Class M Warrants exercisable for a period of twelve (12) months to purchase 1,250,000 Shares at an exercise price $0.08; (iii) Class G Warrants exercisable for a period of twenty-four (24) months to purchase 448,462 Shares at an exercise price $0.25; and (iv) Class H Warrants exercisable for a period of thirty-six (36) months to purchase 448,462 Shares at an exercise price $0.40.

This initial term of the OWC Europe Agreement shall be for thirty-six (36) months subject to the extension upon the mutual written agreement of the Parties prior to the expiration of the Term.

On December 16, 2016, the Registrant entered into a Consulting Agreement with Jeff Smurlick, a resident of the State of Florida, pursuant to which the Consultant shall provide the Registrant with services in the areas of investor relations and business development with the objective of generating interest in the business of the Registrant and its subsidiary, including assisting the Registrant in establishing relationships with the financial and medical communities specializing in the field of medical cannabis as well as with the general media which includes an investor relations (IR) program for the Company. A copy of the Consulting Agreement is attached as Exhibit 10.20 hereto. In consideration for the services, the Registrant issued to the Consultant 200,000 Class G Warrants and 200,000 Class H Warrants identical to the Class G and Class H Warrants described above.

Item 3.02. Unregistered Sales of Equity Securities.

Name of Issuee	Date of Issuance	Bases for Issuance	Warrants Issued	Shares Issued
Sorelenco Limited	12/11/2016	For Services - OWC Europe Agreement	1,250,000 Class M Warrants; 448,462 Class G Warrants; and 448,462 Class H Warrants	,442,308
Jeff Smurlick	12/16/2016	Services - Consulting Agreement	200,000 Class G Warrants and 200,000 Class H Warrants	-

The issuance of the Shares and Warrants was made in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation S, with respect to Sorelenco and Regulation D with respect to Mr. Smurlick, both promulgated by the United States Securities and Exchange Commission (the "SEC") under the Act.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.19	OWC Europe Agreement dated November 21, 2016, between the Registrant and Sorelenco Limited, filed herewith.
10.20	Consulting Agreement dated December 16, 2016, between the Registrant and Jeffrey Smurlick, filed herewith.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: December 21, 2016